Exhibit 99.1

TIDEWATER AND GULFMARK TO COMBINE TO CREATE GLOBAL OFFSHORE LEADER

COMBINED COMPANY’S HIGH-QUALITY ASSETS AND BROAD OPERATING FOOTPRINT PAVE PATH FOR GROWTH AND IMPROVED UTILIZATION

HOUSTON // July 16, 2018 – Tidewater Inc. (NYSE: TDW) (“Tidewater”) and GulfMark Offshore, Inc. (NYSE: GLF) (“GulfMark”) today announced that the Boards of Directors of both companies have unanimously approved a definitive agreement to combine the two companies. This combination, if consummated, will create a global offshore support vessel leader positioned to capitalize on significant cost synergies and superior growth opportunities as the OSV sector recovery gains traction.

Transaction Summary

Under the terms of the all-stock agreement, GulfMark stockholders will receive 1.100 shares of Tidewater common stock for each share of GulfMark common stock held by them. Each GulfMark noteholder warrant will be automatically converted into the right to receive 1.100 Tidewater shares, subject to Jones Act restrictions on maximum ownership of shares by non-U.S. citizens. Collectively, these GulfMark securityholders will beneficially own 27% ownership of the combined company after completion of the combination, or 26% on a fully-diluted basis. Total value to these GulfMark securityholders is approximately $340 million and the equity market capitalization of the combined company is approximately $1.25 billion, both based on the Tidewater closing stock price of $30.62 on July 13, 2018.

Concurrent with the closing, $100 million of existing GulfMark debt is expected to be repaid. On a pro-forma basis, Tidewater will maintain its industry-leading position of financial strength, with pro forma net debt of approximately $100 million and pro forma available liquidity of more than $300 million. Tidewater will assume GulfMark’s obligations under existing GulfMark equity warrants ($100 strike price).

The combined company will have the industry’s largest fleet and the broadest global operating footprint in the OSV sector, with an unmatched ability to support customers across geo-markets and water depths. The financial strength and operating footprint of the combined company will also position it to sustain through-cycle market leadership.

The transaction is expected to be accretive to Tidewater’s 2019 EBITDA and produce transaction-related cost synergies of approximately $30 million, which are expected to be realized no later than Q4 2019, and additional efficiencies associated with greater scale and scope of operations. The combined company also expects to realize revenue synergies through improved vessel utilization, with future pricing improvements largely driven by the timing and trajectory of a recovery in demand, and the availability of competitive vessels that are in compliance with classification requirements. The larger cash flows and greater diversification of the combined company may also provide access to capital on more attractive terms.

The combined company will be operated under the Tidewater brand and will be led by Tidewater CEO John Rynd. Upon the closing of the combination, the Tidewater Board of Directors will be expanded to ten seats by adding three directors selected by GulfMark. The transaction is expected to close in the fourth quarter of 2018, subject to customary closing conditions, including stockholder approval of the merger (by GulfMark’s stockholders) and of the share issuance (by Tidewater’s stockholders).

Tidewater Inc. | 6002 Rogerdale Rd., Suite 600 | Houston, Texas | 77072 USA

John Rynd, Tidewater President and CEO said, “By combining our fleets and shore-based activities we will be better able to provide customers with access to modern, high-specification vessels while maintaining a strong commitment to safe operations and superior, cost-effective customer service. The transaction preserves Tidewater’s strong financial profile and allows the company to fund both organic growth and possible additional acquisitions.”

Mr. Rynd continued, “Our companies share similar values in regards to safety, compliance and customer service, and we expect the integration process to be smooth. We look forward to joining forces with the talented GulfMark team and building on our long history of supporting customers wherever they may need us, providing our employees with a safe and reliable place to work and delivering solid returns for our stockholders.”

Quintin Kneen, GulfMark President and CEO said, “At GulfMark, we have been longstanding advocates for consolidation of the OSV industry. This transaction is an important first step in that process. The combined company will be better positioned to build upon GulfMark’s strong track record in the recovering North Sea region. The combined company’s global operating footprint also provides scope for significant scale-based economies and improved utilization of our fleet by redeploying under-utilized vessels across the combined company’s broader operating footprint.”

Advisors

Weil, Gotshal & Manges LLP and Jones Walker LLP served as legal advisors to Tidewater, and Lazard served as Tidewater’s financial advisor. Gibson, Dunn & Crutcher LLP served as legal advisor to GulfMark, and Evercore served as GulfMark’s financial advisor.

Conference Call

The companies will host a joint conference call to discuss the transaction on Monday, July 16 at 10:00 a.m. Central Time.

Investors and interested parties may listen to the teleconference via telephone by calling +1-877-359-9524, if calling from the U.S. or Canada (+1-629-228-0722 if calling from outside the U.S.) and ask for the “Tidewater-GulfMark” call just prior to the scheduled start. A replay of the conference call and a transcript will be available later in the day. To hear the replay, call +1-855-859-2056 (+1-404-537-3406 if calling from outside the U.S.). The conference call ID number is 5127698.

A simultaneous webcast of the conference call will be available online at the Tidewater Inc. website, www.tdw.com.

About Tidewater

Tidewater owns and operates one of the largest fleets of Offshore Support Vessels in the industry, with over 60 years of experience supporting offshore energy exploration and production activities worldwide.

About GulfMark

GulfMark provides marine transportation services to the energy industry through a fleet of offshore support vessels serving every major offshore energy industry market in the world.

Contacts:

Tidewater Inc.

Quinn P. Fanning, Chief Financial Officer, +1-713-470-5231

Jason Stanley, Director, Investor Relations, +1-713-470-5292

GulfMark Offshore, Inc.

Sam Rubio, Chief Financial Officer, +1-713-963-9522

FORWARD-LOOKING STATEMENTS

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Tidewater and GulfMark note that certain statements set forth in this presentation provide other than historical information and are forward looking. The unfolding of future economic or business developments may happen in a way not as anticipated or projected by Tidewater and GulfMark and may involve numerous risks and uncertainties that may cause Tidewater’s and GulfMark’s actual achievement of any forecasted results to be materially different from that stated or implied in the forward-looking statement. Among those risks and uncertainties, many of which are beyond the control of Tidewater or GulfMark, include, without limitation, the proposed transaction between Tidewater and GulfMark (the “Transaction”) and the anticipated synergies with respect to the combination of Tidewater and GulfMark; fluctuations in worldwide energy demand and oil and gas prices; fleet additions by competitors and industry overcapacity; customer actions including changes in capital spending for offshore exploration, development and production and changes in demands for different vessel specifications; acts of terrorism and piracy; the impact of potential information technology, cybersecurity or data security breaches; significant weather conditions; unsettled political conditions, war, civil unrest and governmental actions, especially in higher political risk countries where we operate; labor changes proposed by international conventions; increased regulatory burdens and oversight; changes in law, economic and global financial market conditions, including the effect of enactment of U.S. tax reform or other tax law changes, trade policy and tariffs, interest and foreign currency exchange rate volatility, commodity and equity prices and the value of financial assets; and enforcement of laws related to the environment, labor and foreign corrupt practices. Readers should consider all of these risk factors, other factors that are described in “Forward-Looking Statements,” as well as other information contained in Tidewater’s and GulfMark’s form 10-K’s and 10-Q’s.

Although Tidewater and GulfMark believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: the ability of the parties to consummate the Transaction in a timely manner or at all; satisfaction of the conditions precedent to consummation of the Transaction, including the ability to secure regulatory approvals in a timely manner or at all, and approval by either company’s stockholders; the possibility of litigation (including related to the transaction itself); Tidewater’s and GulfMark’s ability to successfully integrate their operations, technology and employees and realize synergies from the Transaction; unknown, underestimated or undisclosed commitments or liabilities; the conditions in the oil and natural gas industry, including a decline in, or the substantial volatility of, oil or natural gas prices, and changes in the combined companies’ customer requirements; the level of demand for the combined companies’ products and services. Neither Tidewater nor GulfMark undertakes any obligation to update any forward-looking statements or to publicly release the results of any revisions to any forward-looking statements that may be made to reflect events or circumstances that occur, or that either Tidewater or GulfMark becomes aware of, after the date of this communication.

NO OFFER OR SOLICITATION

This announcement is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Tidewater Inc. (“Tidewater” or the “Company”) will file with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 (the “Joint Proxy Statement/Prospectus”) which will include a registration statement and prospectus with respect to the Company’s shares of common stock to be issued in the Transaction and a joint proxy statement of the Company and GulfMark in connection with the Transaction. The definitive Joint Proxy Statement/Prospectus will contain important information about the proposed Transaction and related matters. STOCKHOLDERS ARE URGED AND ADVISED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. The Joint Proxy Statement/Prospectus and other relevant materials (when they become available) and any other documents filed by the Company or GulfMark with the SEC may be obtained free of charge at the SEC’s website, at www.sec.gov. In addition, security holders will be able to obtain free copies of the Joint Proxy Statement/Prospectus from the Company by contacting Investor Relations by mail at 6002 Rogerdale Road, Suite 600, Houston, TX, 77072, Attn: Investor Relations, by telephone at +1-713-470-5292, or by going to the Company’s Investor Relations page on its corporate web site at www.tdw.com, and from GulfMark by contacting Investor Relations by mail at 842 West Sam Houston Parkway North, Suite 400, Houston, TX, 77024, Attn: Investor Relations, by telephone at +1-713-369-7300, or by going to GulfMark’s Investor Relations page on its corporate web site at www.gulfmark.com.

PARTICIPANTS IN THE SOLICITATION

The Company, GulfMark and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed Transaction. Information about the Company’s directors is set forth in our Transition Report on Form 10-K for the transition period from April 1, 2017 to December 31, 2017, which was filed with the SEC on March 15, 2018. Information about GulfMark’s directors and executive officers is set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which was filed with the SEC on April 2, 2018. These documents are available free of charge at the SEC’s web site at www.sec.gov, from the Company by contacting Investor Relations by mail at 6002 Rogerdale Road, Suite 600, Houston, TX, Attn: Investor Relations, or by going to our Investor Relations page on its corporate web site at www.tdw.com, and from GulfMark by contacting Investor Relations by mail at 842 West Sam Houston Parkway North, Suite 400, Houston, TX, 77024, Attn: Investor Relations, or by going to GulfMark’s Investor Relations page on its corporate web site at www.gulfmark.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed Transaction will be included in the Joint Proxy Statement/Prospectus that the Company intends to file with the SEC.

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